CounterPath Completes Closing of Acquisition by Alianza

VANCOUVER, BC, Canada - March 1, 2021 - CounterPath Corporation ("CounterPath" or the "Company") (NASDAQ: CPAH) (TSX: PATH), a global provider of award-winning Unified Communications and Collaboration (UCC) solutions for enterprises and service providers, today announced the completion of the closing of the previously announced merger contemplated by the Agreement and Plan of Merger, dated as of December 6, 2020, with Alianza, Inc. ("Alianza") and CounterPath Merger Sub, Inc. ("Merger Sub"), under which CounterPath became a wholly owned subsidiary of Alianza.

CounterPath stockholders are entitled to receive US$3.49 in cash, without interest, for each share of CounterPath common stock that they held immediately prior to the effective time of the merger, implying an approximate merger consideration of US$25.6 million.

As a result of the merger, CounterPath is now a privately held company. Trading of CounterPath common stock on NASDAQ was suspended after the close of trading on February 26, 2021.

On February 26, 2021, in connection with the consummation of the merger, the Company notified the NASDAQ of the pending consummation of the merger and requested that the trading of the Company Shares on NASDAQ be suspended and that the listing of the Company Shares on NASDAQ be withdrawn. In addition, the Company requested that NASDAQ file with the Securities and Exchange Commission ("SEC") a notification on Form 25 to report the delisting of the Company Shares from NASDAQ and to deregister the Company Shares under Section 12(b) of the Securities Exchange Act of 1934.

The Company requested that NASDAQ file a notification of removal of listing and registration on Form 25 with the United States Securities and Exchange Commission ("SEC") with respect to CounterPath's common stock, and CounterPath's common stock will be delisted from the Toronto Stock Exchange shortly after its receipt of final documentation related to the closing of the merger. CounterPath intends to deregister its common stock and to suspend its reporting obligations under the Securities Exchange Act of 1934, as amended, by promptly filing a Form 15 with the SEC, and to file an application with the British Columbia Securities Commission to cease to be a reporting issuer under Canadian securities laws.

About Alianza

Alianza connects people by powering a feature-rich and robust suite of cloud communications products for service providers. Alianza makes it easy, highly profitable, and future-proof with its cloud native, agile software-as-a-service solution. Alianza's cloud communications platform is a better way to deliver VoIP and unified communications; untangling service providers from the restraints of obsolete networks and accelerating innovation and growth. Alianza is powered by a team of experts that are obsessed with the customer experience and have a passion to transform communications delivery. Learn more about Alianza at www.alianza.com and follow the company on Twitter (@Alianza_Inc) and LinkedIn (@alianza).

About CounterPath

CounterPath Corporation (NASDAQ: CPAH) (TSX: PATH) is revolutionizing how people communicate in today's modern mobile workforce. Its award-winning Bria solutions for desktop and mobile devices enable organizations to leverage their existing PBX and hosted voice call servers to extend seamless and secure unified communications and collaboration services to users regardless of their location and network. CounterPath technology meets the unique requirements of several industries, including the contact center, retail, warehouse, hospitality, and healthcare verticals. Learn more at counterpath.com and follow us on Twitter @counterpath.

Additional Information and Where to Find It

To receive a letter of transmittal and forms with instructions on how to claim their cash payment of US$3.49 per share, shareholders should contact the depositary and paying agent, by mail at Computershare Trust Company of Canada, Attn: Corporate Actions, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, by email at corporateactions@computershare.com or by telephone at 1-800-564-6253.

This communication is being made in respect of the merger involving CounterPath and Alianza. In connection with the merger, CounterPath filed a definitive proxy statement and other documents with the SEC. The definitive proxy statement and other documents filed by CounterPath with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. In addition, the documents filed by CounterPath may be obtained free of charge from CounterPath by contacting the Chief Executive Officer by mail at Attn: Chief Executive Officer, Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia V7X 1M3, Canada.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements". Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future. Such forward-looking statements include, among other things, statements regarding the delisting of CounterPath's common stock from NASDAQ and the Toronto Stock Exchange, the deregistration of CounterPath's common stock, and CounterPath applying to cease to be a reporting issuer under Canadian securities laws.

It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, any delays caused by third parties that are out of control of CounterPath and Alianza. Readers should also refer to the risk disclosures outlined in the Company's quarterly reports on Form 10-Q, the Company's annual reports on Form 10-K, and the Company's other disclosure documents filed from time-to-time with the Securities and Exchange Commission at www.sec.gov and the Company's interim and annual filings and other disclosure documents filed from time-to-time on SEDAR at www.sedar.com. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada.

Contact

ir@counterpath.com